FORM 8-K

                                 CURRENT REPORT

       Date of Report (Date of earliest event reported): December 1, 2000

                              RecordLab CORPORATION

Washington                           000-22172                        91-1345532
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20944 Sherman Way, Suite #116
Canoga Park, CA                                                        91303
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Registrant's telephone number, including area code:           (310)286-2909

                        1605 NW Sammamish Rd., Suite 205
                           Issaquah, Washington 98072
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                 (former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         On April 10, 2001, a group consisting of Future Arts Ltd., an Israeli corporation ("FAL"), Rachamim Siromachoff, the CEO of FAL and director-elect of the registrant, and Esther and Shavit Siromachoff, each 50% shareholders and co-directors of FAL, received 4,000,000 shares (24.0%) of the common stock of registrant. Esther Siromachoff is the wife of Rachamim Siromachoff and President of FAL. Shavit Siromachoff is the son of Rachamim Siromachoff and Vice President and Secretary of FAL.

         The agreement with respect to the purchase of said shares had been entered into on or about December 1, 2000, by FAL and BP Software Ltd, a Texas limited partnership ("BPS"), which prior to the effective date of such sale, owned 12,425,104 shares of registrant's common stock (including 3,778,050 shares issuable upon exercise of warrants that are exercisable within 60 days), plus additional shares issuable upon conversion of principal and interest pursuant to a promissory note that is convertible within 60 days (approximately 2,510,838 shares, based upon accrued interest through April 26, 2001).

         The purchase price for the 4,000,000 shares was $0.02/shares, or a total of $80,000 for all 4,000,000 shares. FAL's obligation was evidenced by its promissory note due March 31, 2000. FAL and BPS entered into a stock pledge and security agreement which provided for the 4,000,000 shares to be collateral for the note, but no security interest has been perfected in such shares. Payment of the note was personally guaranteed by Rachamim Siromachoff. $12,000 of the $80,000 promissory note was paid on or about March 20, 2001, and an additional amount of $8,000 was tendered on or about April 3, 2001. As further consideration for the shares, Rachamim Siromachoff agreed to serve as a director of the issuer.

         FAL obtained from BPS, on or about December 1, 2001, an irrevocable proxy to vote all shares of the issuer's commons stock owned by BPS. The proxy, by its terms, was irrevocable for 120 days, after which it became revocable by BPS at any time. The proxy has not been revoked.

         Rachamim Siromachoff obtained an irrevocable proxy from Dalton Kaye on or about January 16, 2001, with respect to all of shares of the issuer's common stock owned by Mr. Kaye (360,000 shares issuable upon exercise of options and/or warrants that are exercisable within 60 days). The proxy, by its terms, is irrevocable for 6 months, after which it becomes revocable by Mr. Kaye at any time.

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On or about April, 2001, the registrant entered into an agreement with Guitar Centers for the sale of 10,000 items (including both new and refurbished software inventory, as well as items which were determined to be unmerchantable) for approximately $42,600.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         1. APPOINTMENT OF NEW DIRECTORS

         The following persons have been appointed to the Board of Directors of the registrant (replacing all other directors of the registrant, whose terms have heretofore expired or who have heretofore resigned as directors) and have agreed to serve as a director until their term expires or until a successor is appointed:

         Dalton Kaye (38) became a director of the registrant on or about January 17, 2001. was a director and officer of the registrant from November 1999 until on or about July, 2000 (Chairman and CEO from April 2000 until on or about July, 2000). He has served as Chief Executive Officer and Partner of Churchill & Kaye, LP residential and commercial developers and has served as Chairman of D. M. Kay & Sons, a transportation subsidiary since 1998. >From 1989 until 1998 Mr. Kaye was with Dell Computer Corporation, serving in various positions including Treasurer and Vice President of Finance for Europe, Middle East and Africa. Prior to this, Mr. Kaye served as Assistant Treasurer with Commodore Computer Corporation. From 1983 until 1988 Mr. Kaye served in various treasury management with Electronic Data Systems (NYSE: EDS), including a two-year assignment in Europe as Manager of the Belgium Coordination Center. (Term expires 2002)

         Rick L. Hancock (39) became a director, interim President, Treasurer and Secretary of the registrant on or about January 17, 2001, and continues to serve in all such capacities, except for President (ceasing to serve in that capacity upon the election of Alan Gerson as CEO and President on March 1, 2001. Mr. Hancock began his career in the music business at age 17. For 16 years he was a performing artist and studio musician, where he developed his knowledge of the inner-workings of the music industry. In 1992 he was contracted by Contemporary Art Acquisitions to direct artist development and a national promotion and marketing campaign. In 1995, he was contracted to direct promotion and marketing for International Art Publishers, where he developed marketing techniques to create an international market for child prodigy Alexandra Nechita, whose works have since garnered sales of approximately $80 million.. Subsequently, he was contracted by Gallery Rodeo of Beverly Hills, Inc., a West Coast gallery chain, to re-tool its marketing campaigns and orchestrate the 1996

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Grammy Award Event held at the Carthew Thompson Gallery in Beverly Hills. The sponsors for the event included Michael Green, President & CEO of the Academy of Arts and Recording Sciences, Grammy award winning artist Manabu Kochi and Rocki Aoki, founder of Benihana, Inc. In 1998, Mr. Hancock was contracted to develop and promote the career of 10-year old visual arts child prodigy Beso. Over the last 24 months, Mr. Hancock has created massive media exposure and exhibitions attended by former President George Bush, the Duchess of York, Magic Johnson and Tyrell Davis, among other celebrities. As a result of the success of this campaign, the market selling price of Beso's original has increased form $2,000 to between $18,000 and $35,000. (Term expires 2003)

         Rachamim Siromachoff (55), better known as Dr. Siro, became a director of the registrant on April 20, 2001. He was born in Bulgaria in 1945 and educated in Israel and Europe. He holds a Mechanical Engineering Degree from the Ort School of Engineering in Tel-Aviv, Israel, and graduated from the University of Studies in Milan, Italy, as a Medical Doctor. Dr. Siro specialized in Obstetrics and Gynecology at the Saclar School of Medicine in Tel-Aviv. In addition, he specialized in in-vitro fertilization at the University of Frankfurt, Germany, and furthered his education from various universities through the United States, including, among others, the University of Irvine, CA. After retiring from medical practice in Israel in 1995, he has been an investor in fine art and the US stock market, and has been involved in the acquisition of RTC properties throughout the US. He has made extensive investments in collections of fine art, including publishing rights to many valuable paintings. He is currently one of the world's largest private owners of original animation cells. In 2000, Dr. Siro co-founded the fine art publication, Smart Collector Magazine, the first luxury fine art magazine dedicated to educating and informing the collector about the marketplace, and he continues to consult to the magazine on a regular basis. In 2000, Dr. Siro also co-founded Future Arts Ltd., an Israel corporation, an investor and dealer in commercial art and an investment company (which currently owns 24% of the registrant's common stock). (Term expires 2004)

         K. Allen Le (47) (Cal Poly-Tech, - B.S. Electronics & Computers 1984) became a director and Chief Operating Officer of the registrant on January 17, 2001. Mr. Le has over 18 years of experience in the software and computer-related industries. Prior to joining the registrant from 2000 to 2001, Mr. Le was the CEO of International Ticket Machines, a marketing and ticketing company delivering advertising, live commercials, coupons and tickets via touch screen computer kiosks, with offices in Hawaii and Los Angeles. From 1999 to 2000 he was Director of Engineering for Unitech Miage, Monrovia, CA, a mid-size Japanese equipment manufacturer headquartered in Southern California. As a member of its Senior executive Staff, he helped take the company to one of the 50 fastest growing companies in LA County. He managed the engineering department and provided technical and administrative leadership for all facets of engineering efforts, from new product development through manufacturing release and product support. From 1998 to 1999, Mr. Le was an independent consultant to Orbital Sciences. From 1992 to 1998 he was Laser Department Manager of Alcon


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Laboratories, Irvine, CA, a $1B medical device manufacturer, where he managed the development efforts of laser and surgical instruments. Recognized as an industry expert in the field of computer instrumentation, he worked with Intel Corp. to produce a product bridging the PC to the instrumentation platform. In 1996 he was awarded a patent on the design of the Ophthalmic Laser. Mr. Le's expertise includes developing business plans, marketing plans, budgets, schedules, staffing and managing highly technical personnel. He has planned and lead a multitude of computer Software related projects from simple concepts to marketable products and is experienced on all levels of developing computer hardware and software systems. (Term expires 2004)

         2. ELECTION OF NEW SENIOR MANAGEMENT. The following persons have been elected to fill key management positions of the registrant:

                  Alan Gerson (55- Chief Executive Officer and President)

                  Rick L. Hancock - President, Secretary and Treasurer/CFO (see curriculum vitae set forth above).

                  K. Allen Le - Chief Operating Officer (see curriculum vitae set forth above).

         Alan Gerson's career spans Broadcast and Cable television, Electronic Commerce, Live Event marketing and the Internet. Mr. Gerson joined NBC Broadcasting as an attorney for NBC's owned radio and television stations, and eventually became Vice President of the NBC Television Network. As a senior executive, he was responsible for Standards and Practices, Interactive Programming, Promotions and Business Development for NBC's television division.

         In 1991, Mr. Gerson left NBC to become the Executive Vice President of the Home Shopping network (HSN), and President of its Diversified Marketing and Media Services Division. At HSN, Mr. Gerson was responsible for all consumer and trade marketing efforts, Cable and Broadcast affiliations and the marketing of the HSN products and services to advertising and media industries. He also serviced on the Board of Directors of Silver King Broadcasting, HSN's station group later spun off as a public company.

         After leaving HSN in 1994, as a recognized expert in electronic commerce and interactive marketing and a frequent speaker and panelist at industry seminars, he consulted for some of the world's leading media, interactive marketing and electronic commerce companies, including Apple Computer, Ticketmaster Corp., EDS, the Times Mirror Company and Home Order Television (Germany's first 24 hour a day home shopping network). In 1995 he joined Ticketmaster as Senior Vice President of television and Business Development and also oversaw Ticktmaster's Direct Marketing division and the launch of the Ticketmaster Online store.

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         In 1996, Mr. Gerson headed up the Marketing Products Group for SOFTBANK
Interactive Marketing, where he developed the SOFTBANK Advertising Network and Internet-based direct marketing programs. After leaving SOFTBANK in 1997, Gerson served as President and CEO of WorldSite Networks, Inc., an Internet Service Provider, under an executive consulting arrangement. In 1998, Mr. Gerson co-founded Interactive Marketing Inc. and Digitrends LLC (IMI/Digitrends), which provided consulting and promotional services to Interactive media and Technology companies, published leading Interactive marketing magazines, such as Digitrends and E-biz Solutions, organized major executive conferences such as Camp Interactive and Variety's Interactive Marketing Summit, as well as published several daily Email based Newsletters serving the Internet and interactive marketing, advertising and e-commerce industries. Mr. Gerson sold his interest in IMI/Digitrends in the fall of 2000. Following the sale, he has consulted to a limited number of companies on a non-exclusive basis. Mr. Gerson became
President and CEO of the registrant on March 1, 2001.

         3. RELOCATION OF PRINCIPAL EXECUTIVE OFFICES

         The registrant has moved its principal executive offices from Issaquah, Washington to Los Angeles, CA. These offices are currently located at 20944 Sherman Way, Suite #116, Canoga Park, CA 91303.

         4. TONA DISTRIBUTION AGREEMENT

         On or about April 15, 2991, the registrant entered into a letter of intent (pending a more formal agreement) with Tona Distribution Inc. ("TONA") for the non-exclusive retail in-store distribution of the registrant's software products in North America (US, Canada and Mexico). The agreement is for a term of 1 year, subject to automatic renewal for successive one year periods upon achievement by TONA of mutually agreed quarterly performance milestones ranging from $128,625, in the first three months of the term, to $551,250, in months 10 through 12 of the term.

         5. VEDALABS AGREEMENT

         On or about April 16, 2001, the registrant entered into an agreement with Vedalabs, Inc. ("VLI") to license from VLI its proprietary VedaLabs Media Engine(tm), a new suite of software modules which turn a user's computer into a streaming media server and permits secure Internet audio content sharing. The license is non exclusive and subject to annual renewal.

         6. LITIGATION

            Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         Not applicable.

ITEM 8. CHANGE IN FISCAL YEAR.

         Not applicable.

ITEM 9. REGULATION FD DISCLOSURE.

         Not applicable.

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                                   SIGNATURES


                                            RecordLab CORPORATION


Date: April 26, 2001                            By: /S/ Alan Gerson
                                                ----------------------------
                                                Alan Gerson, President & CEO


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